                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C.   20549
                                   FORM 8-A/A
                        AMENDMENT TO APPLICATION OR REPORT

                    Filed Pursuant to Section 12, 13 or 15(d) of
                        The Securities Exchange Act of 1934

Commission File No. 0-5544

                             OHIO CASUALTY CORPORATION
                (Exact name of registrant as specified in its charter)

                                    OHIO
        (State or other jurisdiction of incorporation or organization)

                    136 North Third Street, Hamilton, Ohio
                   (Address of principal executive offices)

                                   45025
                                 (Zip Code)

                                 31-0783294
                    (I.R.S. Employer Identification No.)

                               (513) 867-3000
                      (Registrant's telephone number)

      Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class to be so registered
                                   None
       Name of each exchange on which each class is to be registered
                                   None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c) (1), please check the following box. _

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent reg-istration statement under the Securities Act of 1933 pursuant to General Instruction A.(c) (2), please check the following box. _

      Securities to be registered pursuant to Section 12(g) of the Act:
                                   None
                             (Title of Class)

   The undersigned registrant hereby amends the following items, financial statements, exhibits or other portion of its Registration Statement on Form 8-A filed on December 19, 1989, as previously amended in a Form 8 filed on November 7, 1990 and a Form 8-A/A filed on April 1, 1994, as set forth in the pages attached hereto:

      Item 1.   Description of Securities to be Registered
      Item 2.   Exhibits

                             Page 1 of 5 Pages

ITEM 1.  Description of Securities to be Registered
         ------------------------------------------
            Item 1 is hereby supplemented by adding the following paragraph:

            Pursuant to a Fourth Amendment ("Fourth Amendment") to Rights Agreement, dated as of September 5, 1995, between Ohio Casualty Corporation (the "Company") and First Chicago Trust Company of New York ("First Chicago"), the Company appointed First Chicago as successor Rights Agent under the Rights Agreement dated as of December 15, 1989, between the Company and Mellon Bank, N.A., as amended (the "Rights Agreement"). The predecessor Rights Agent under the Rights Agreement was Mellon Bank, N.A. A copy of the Fourth Amendment is available from the Company free of charge. This summary description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the actual text of the Fourth Amendment, which document is incorporated herein by reference.

ITEM 2.  Exhibits
         --------
            Item 2 is hereby supplemented by adding the following paragraph:

Exhibit No. Description                               Page
----------- -----------                               ----
   1, 2     Conformed copy of Rights Agreement dated  Filed as an Exhibit to
            as of December 15, 1989, between Ohio     the Ohio Casualty Cor-
            Casualty Corporation and Mellon Bank,     poration Form 8-A dated
            N.A., which includes as Exhibit A the     December 15, 1989, filed
            form of Right Certificate                 with SEC on December 19,
                                                      1989

    3       Form of letter to be sent to the share-   Filed as an Exhibit to
            holders of Ohio Casualty Corporation      Ohio Casualty Cor-
            with regard to the adoption of the        poration Form 8-A dated
            Rights Agreement and the issuance of      December 15, 1989, filed
            the Rights                                with SEC on December 19,
                                                      1989

    4       Conformed copy of First Supplement to     Filed as an Exhibit to a
            Rights Agreement dated as of February     Form 8 Amendment to the
            28, 1990                                  Ohio Casualty Corpora-
                                                      tion Form 8-A, which
                                                      amendment was dated Oc-
                                                      tober 30, 1990, and was
                                                      filed with the SEC on
                                                      November 7, 1990

    5       Conformed copy of Second Supplement to    Filed as an Exhibit to a
            Rights Agreement dated as of October      Form 8 Amendment to the
            17, 1990                                  Ohio Casualty Corpora-
                                                      tion Form 8-A, which
                                                      amendment was dated Oc-
                                                      tober 30, 1990, and was
                                                      filed with the SEC on
                                                      November 7, 1990

                                Page 2 of 5 Pages
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Exhibit No. Description                               Page
----------- -----------                               ----

    6       Conformed copy of Third Supplement to     Filed as an Exhibit to a
            Rights Agreement dated as of March 15,    Form 8-A/A Amendment to
            1994                                      the Ohio Casualty Cor-
                                                      poration 8-A, which
                                                      amendment was dated
                                                      April 1, 1994, and was
                                                      filed with the SEC on
                                                      April, 1994

    7       Certificate of Adjustment by the          Filed as an Exhibit to a
            Company dated as of April 1, 1994         Form 8-A/A Amendment to
                                                      the Ohio Casualty Cor-
                                                      poration 8-A, which
                                                      amendment was dated
                                                      April 1, 1994, and was
                                                      filed with the SEC on
                                                      April, 1994

    8       Fourth Amendment to Rights Agreement,     Filed herewith
            dated as of September 5, 1995, by and
            between Ohio Casualty Corporation and
            First Chicago Trust Company of New York, as successor Rights Agent



                                   SIGNATURE


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                                OHIO CASUALTY CORPORATION
                                                -----------------------------
                                                        (Registrant)


September 15, 1995                              /s/ Barry S. Porter
                                                -----------------------------
                                                Barry S. Porter, CFO/Treasurer
                                               (on behalf of Registrant and as
                                                Principal Accounting Officer)



                                Page 3 of 5 Pages

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No. Description                               Page
----------- -----------                               ----
   1, 2     Conformed copy of Rights Agreement dated  Filed as an Exhibit to
            as of December 15, 1989, between Ohio     the Ohio Casualty Cor-
            Casualty Corporation and Mellon Bank,     poration Form 8-A dated
            N.A., which includes as Exhibit A the     December 15, 1989, filed
            form of Right Certificate                 with SEC on December 19,
                                                      1989

    3       Form of letter to be sent to the share-   Filed as an Exhibit to
            holders of Ohio Casualty Corporation      the Ohio Casualty Cor-
            with regard to the adoption of the        poration Form 8-A dated
            Rights Agreement and the issuance of      December 15, 1989, filed
            the Rights                                with SEC on December 19,
                                                      1989

    4       Conformed copy of First Supplement to     Filed as an Exhibit to a
            Rights Agreement dated as of February     Form 8 Amendment to the
            28, 1990                                  Ohio Casualty Corpora-
                                                      tion Form 8-A, which
                                                      amendment was dated Oc-
                                                      tober 30, 1990, and was
                                                      filed with the SEC on
                                                      November 7, 1990

    5       Conformed copy of Second Supplement to    Filed as an Exhibit to a
            Rights Agreement dated as of October      Form 8 Amendment to the
            17, 1990                                  Ohio Casualty Corpora-
                                                      tion Form 8-A, which
                                                      amendment was dated Oc-
                                                      tober 30, 1990, and was
                                                      filed with the SEC on
                                                      November 7, 1990

    6       Conformed copy of Third Supplement to     Filed as an Exhibit to a
            Rights Agreement dated as of March 15,    Form 8-A/A Amendment to
            1994                                      the Ohio Casualty Cor-
                                                      poration 8-A, which
                                                      amendment was dated
                                                      April 1, 1994, and was
                                                      filed with the SEC on
                                                      April, 1994

    7       Certificate of Adjustment by the          Filed as an Exhibit to a
            Company dated as of April 1, 1994         Form 8-A/A Amendment to
                                                      the Ohio Casualty Cor-
                                                      poration 8-A, which
                                                      amendment was dated
                                                      April 1, 1994, and was
                                                      filed with the SEC on
                                                      April, 1994


                                Page 4 of 5 Pages

Exhibit No. Description                               Page
----------- -----------                               ----

    8       Fourth Amendment to Rights Agreement,     Filed herewith
            dated as of September 5, 1995, by and
            between Ohio Casualty Corporation and
            First Chicago Trust Company of New York, as successor Rights Agent














































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